Exhibit 99.1

BYRNA TECHNOLOGIES INC. SCHEDULES FISCAL 2021 THIRD QUARTER FINANCIAL RESULTS RELEASE AND CONFERENCE CALL FOR FRIDAY, OCTOBER 8TH

ANDOVER, MA – September 27, 2021 — Byrna Technologies Inc. (NASDAQ: BYRN) “Byrna” or the “Company”) today announced that it will issue its financial results for its fiscal third quarter ended August 31, 2021 on Friday, October 8, 2021, before the financial markets open. Management will conduct a conference call that day at 9:00 am ET to review these results.

Interested parties may listen to the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Byrna Technologies call. The question and answer portion of the call will be open to industry research analysts.

To listen to a simultaneous webcast of the call, please visit ir.byrna.com ten minutes prior to the start of the call and click on the Investors section to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on Byrna Technologies’ website for thirty days.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store www.byrna.com or www.amazon.com.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Devin Sullivan dsullivan@equityny.com Ilana Portner iportner@equityny.com